EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of First Financial Bancorp. of our report dated March 16, 2010, with respect to the consolidated financial statements of First Financial Bancorp., included in the 2009 Annual Report to Shareholders of First Financial Bancorp.
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 33-46819) pertaining to the First Financial Bancorp. 1991 Stock Incentive Plan and in the related Prospectus,

(2)	Registration Statement (Form S-8 No. 333-86781) pertaining to the First Financial Bancorp. 1999 Stock Incentive Plan for Officers and Employees and in the related Prospectus,

(3)	Registration Statement (Form S-8 No. 333-86781) pertaining to the First Financial Bancorp. 1999 Stock Incentive Plan for Non-Employee Directors and in the related Prospectus,

(4)	Registration Statement (Form S-3 No. 333-35745) pertaining to the First Financial Bancorp. Dividend Reinvestment and Share Purchase Plan and in the related Prospectus,

(5)
Registration Statement (Form S-3 No. 333-156841) pertaining to the First Financial Bancorp. Fixed Rate Cumulative Perpetual Preferred Stock, Series A, common stock and common stock warrants, and in the related Prospectus, and

(6)	Registration Statement (Form S-3 No. 333-153751) pertaining to the First Financial Bancorp. shelf registration for the sale of securities and in the related Prospectus;

of our report dated March 16, 2010, with respect to the consolidated financial statements of First Financial Bancorp. incorporated herein by reference, and our report dated March 16, 2010, with respect to the effectiveness of internal control over financial reporting of First Financial Bancorp., included herein.

 /s/ Ernst & Young LLP

Cincinnati, Ohio
March 16, 2010